UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K/A

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 16, 2003


                  EPIC FINANCIAL CORPORATION
              ----------------------------------
   (Exact name of registrant as specified in its charter)






    Nevada                000-33417                 88-0451534
---------------       -----------------          ----------------
(State or other     (Commission File No.)        (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)




  3300 Irvine Avenue, Suite 220, Newport Beach, California 92660
 -----------------------------------------------------------------
          (Address of principal executive offices)




 Registrant's telephone number, including area code:  (949) 622-1130



                             N/A
                 -----------------------------
 (Former  name or  former address, if changed since last report)




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Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          On June 16, 2003 the Company dismissed its independent accountants Becker & Company CPAs. The report of Becker & Company CPAs for the fiscal year ended December
31, 2002 contained no adverse opinion, disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Becker & Company CPAs was made by the Board of Directors of the Company. At no time during the fiscal year ended December 31, 2002, nor during the interim period from January 1, 2003 through June 16, 2003, were there any disagreements with Becker & Company CPAs, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company provided Becker & Company CPAs with a copy of the Form 8-K prior to filing with the Securities and Exchange Commission and requested a response thereto by Becker & Company CPAs. The letter of Becker &
Company CPAs concerning its dismissal as the Company's principal accountant is attached here to as Exhibit 16.1

          On June 16, 2003, the Company engaged the firm of Kabani & Company, Inc., of Fountain Valley, California, as independent accountants for the Company. Prior to June 16, 2003, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company, Inc. concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

               16.1 Letter of Becker & Company, CPAs, dated
               June 25, 2003.






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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   August 5, 2003

                              EPIC FINANCIAL CORPORATION


                              /s/ William R. Parker
                              -----------------------------
                              William R. Parker,  President

























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